As filed with the Securities and Exchange Commission on February 27, 2004.

                                                               File No. 811-6242

  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 18

             This Amendment is being filed only under
                the Investment Company Act of 1940

               ADJUSTABLE RATE SECURITIES PORTFOLIOS
               -------------------------------------
        (Exact Name of Registrant as Specified in Charter)

          ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906 (Address of Principal Executive Offices) (Zip Code)

                                 (650) 312-2000
        Registrant's Telephone Number, Including Area Code

 MURRAY L. SIMPSON, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
 -----------------------------------------------------------------
        (Name and Address of Agent for Service of Process)








              Please Send Copy of Communications to:

                        Bruce G. Leto, Esq.
                 Stradley, Ronon, Stevens & Young
                     2600 One Commerce Square
                 Philadelphia, Pennsylvania 19102







                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

FORM N-1A, PART A:


Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

GOAL AND STRATEGIES

GOAL The Fund's investment goal is to seek a high level of current income, while providing lower volatility of principal than a fund that invests in fixed-rate securities.

MAIN INVESTMENT STRATEGIES Under normal market conditions, the Fund invests at least 80% of its net assets in "adjustable-rate U.S. government mortgage securities." Shareholders will be given 60 days' advance notice of any change to this 80% policy.

The Fund normally invests 80% of its net assets in adjustable-rate U.S. government mortgage securities.

"Adjustable-rate U.S. government mortgage securities" include adjustable-rate mortgage securities (ARMS) and other mortgage-backed securities with interest rates that adjust periodically to reflect prevailing market interest rates, which are issued or guaranteed by the U.S. government, its agencies or instrumentalities.


Mortgage-backed securities represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes, commercial buildings and other real estate. The individual mortgage loans are packaged or "pooled" together for sale to investors. As the underlying mortgage loans are paid off, investors receive principal and interest payments. These securities may be fixed-rate or ARMS. The mortgage securities purchased by the Fund include bonds and notes issued by Government National Mortgage Association (Ginnie Mae) and U.S. government-sponsored entities, such as Fannie Mae and Freddie Mac. The Fund's mortgage securities investments are only issued or guaranteed by the U.S. government, its agencies or instrumentalities.

Government agency or instrumentality issues have different levels of credit support. Ginnie Mae pass-through mortgage certificates are backed by the full faith and credit of the U.S. government. ALTHOUGH U.S. GOVERNMENT-SPONSORED ENTITIES, SUCH AS FANNIE MAE AND FREDDIE MAC, MAY BE CHARTERED BY ACTS OF CONGRESS, THEIR SECURITIES ARE NEITHER ISSUED NOR GUARANTEED BY THE U.S. GOVERNMENT. For example, Fannie Mae and Freddie Mac pass-through mortgage certificates are backed by the credit of the respective instrumentality and are not guaranteed by the U.S. government. The U.S. Department of the Treasury, however, has the authority to support Fannie Mae and Freddie Mac by purchasing limited amounts of their respective obligations. Investors should remember that guarantees of timely repayment of principal and interest do not apply to the market prices and yields of the securities or to the net asset value or performance of the Fund, which will vary with changes in interest rates and other market conditions.


Interest rates on adjustable-rate securities generally are reset at intervals of one year or less so that their rates gradually align themselves with market interest rates. These periodic adjustments help keep the prices of these securities relatively stable when compared with the prices of fixed-rate securities, which generally fall when interest rates rise. As a result, the Fund may participate in increases in interest rates resulting in higher current yields, but with less fluctuation in net asset value than a fund invested in comparable fixed-rate securities. Adjustable-rate securities, however, frequently limit the maximum amount by which the interest rate may change up or down. The Fund, therefore, may not benefit from increases in interest rates if interest rates exceed a security's maximum allowable periodic or lifetime limits. During periods of falling interest rates, the interest rates on these securities may reset downward, resulting in a lower yield for the Fund.


OTHER INVESTMENTS The Fund may invest up to 20% of its net assets in other securities, consistent with its goal, including fixed-rate mortgage securities. The Fund may also invest in direct obligations of the U.S. government, such as Treasury bills, bonds or notes, government agency securities, and repurchase agreements collateralized by U.S. government or government agency securities. The Fund also may purchase collateralized mortgage obligations (CMOs).

TEMPORARY INVESTMENTS When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include U.S. government securities, CDs of banks having total assets in excess of $5 billion, repurchase agreements and money market securities. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.


MAIN RISKS

INTEREST RATE Because changes in interest rates on ARMS and other adjustable-rate securities lag behind changes in market rates, the net asset value of the Fund may decline during periods of rising interest rates until the interest rates on these securities reset to market rates. You could lose money if you sell your shares of the Fund before these rates reset.

If market interest rates increase substantially and the Fund's adjustable-rate securities are not able to reset to market interest rates during any one adjustment period, the value of the Fund's holdings and its net asset value may decline until the rates are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security's interest rate may prevent the rate from adjusting to prevailing market rates. In such an event the market value of the security could decline substantially and affect the Fund's net asset value.

To the extent the Fund invests in non-mortgage debt securities it will be subject to additional interest rate risks. When interest rates rise, debt security prices fall. The opposite is also true: debt security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

Because the interest rates on adjustable-rate securities generally reset downward when interest rates fall, their market value is unlikely to rise to the same extent as the value of comparable fixed-rate securities during periods of declining interest rates.

If interest rates rise, the net asset value of the Fund may fall until the interest rates on the Fund's adjustable-rate securities reset to market rates. If rates fall, mortgage holders may refinance their mortgage loans at lower interest rates. This means you could lose money.

MORTGAGE SECURITIES Mortgage securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. The Fund may receive unscheduled prepayments of principal before the security's maturity date due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. To the Fund this means a loss of anticipated interest, and a portion of its principal investment represented by any premium the Fund may have paid. Mortgage prepayments generally increase when interest rates fall.

Mortgage securities also are subject to extension risk. An unexpected rise in interest rates could reduce the rate of prepayments on mortgage securities and extend their life. This could cause the price of the mortgage securities and the Fund's share price to fall and would make the mortgage securities more sensitive to interest rate changes.

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.


ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

      (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $336 billion in assets.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended October 31, 2003, the Fund paid 0.40% of its average daily net assets to the manager for its services.

      (2) PORTFOLIO MANAGER


The team responsible for the Portfolio's management is:


T. ANTHONY COFFEY CFA, VICE PRESIDENT OF ADVISERS
Mr. Coffey has been a manager on the Fund since 1991. He joined Franklin Templeton Investments in 1989.

ROGER BAYSTON CFA, SENIOR VICE PRESIDENT OF ADVISERS
Mr. Bayston has been a manager on the Fund since 1991. He joined Franklin Templeton Investments in 1991.


PAUL VARUNOK, VICE PRESIDENT of AdvisErS
Mr. Varunok has been a manager of the Fund since 2003. He joined Franklin Templeton Investments in 2001. Previously, he was a fixed-income analyst for Prudential Securities, Inc.


ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

The Fund calculates the net asset value per share (NAV) each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). The Fund's NAV is calculated by dividing its net assets by the number of its shares outstanding.

The Fund's assets are generally valued at their market value. If market prices are unavailable, or if an event occurs after the close of the trading market that materially affects the values, assets may be valued at their fair value.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and is effected at the NAV next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.

ADDITIONAL POLICIES Please note that the Fund maintains additional policies and reserves certain rights, including:

o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(D) DIVIDENDS AND DISTRIBUTIONS

The Fund's shares have not been registered under the 1933 Act. This means their shares are restricted securities, which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from the 1933 Act. To the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

The Fund typically declares income dividends each day that its net asset value is calculated and pays them monthly. The Fund does not pay "interest". Your account begins to receive dividends on the day the Fund receives your investment and continues to receive dividends until the day it receives a request to sell your shares. Capital gains, if any, may be distributed at least annually. The amount of any distributions will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

AVOID "BUYING A DIVIDEND." If you invest in the Fund shortly before it makes a capital gain distribution, you may receive some of your investment back in the form of a taxable distribution.

Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

(E) TAX CONSEQUENCES


In general, if you are a taxable investor, Fund distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable as long-term capital gains no matter how long you have owned your shares.

ANNUAL STATEMENTS. Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in December by paid in January are taxable as if they were paid in December.

BACKUP WITHHOLDING. If you do not provide the Fund with your proper taxpayer identification number and certain required certifications, you may be subject to backup withholding on any distributions of income, capital gains or proceeds from the sale of your shares.

SALES OF FUND SHARES. When you sell your shares of the Fund, you may realize a capital gain or loss. For tax purposes, an exchange of your Fund shares for shares of a different Franklin Templeton fund is the same as a sale.

U.S. GOVERNMENT SECURITIES. The income earned on certain U.S. government securities is exempt from state and local personal income taxes if earned directly by you. States also grant tax-free status to mutual fund dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by a fund. The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (Ginnie Mae) or Fannie Mae securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

OTHER TAX INFORMATION. Fund distributions and gains from the sale of your Fund shares generally are subject to state and local taxes. Non-U.S. investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements. You should consult your tax advisor about the federal, state, local or foreign tax consequences of your investment in the Fund.


ITEM 8. DISTRIBUTION ARRANGEMENTS

      Not Applicable

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.







                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO


FORM N-1A, PART B:


ITEM 10. COVER PAGE  AND TABLE OF CONTENTS

     Not Applicable

ITEM 11. FUND HISTORY

The Adjustable Rate Securities Portfolios (Trust), formerly named the Franklin Institutional U.S. Government ARM Fund, is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on February 15, 1991, and is registered with the U.S. Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended (1940
Act). On October 18, 1991, the board of trustees approved a change in the Trust's name and the addition of the series of the Trust, the U.S. Government Adjustable Rate Mortgage Portfolio (Fund), the shares of beneficial interest of which are available only to other investment companies.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

Generally, the policies and restrictions discussed in this Part B and in Part A apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation.

If a bankruptcy or other extraordinary event occurs concerning a particular security the Fund owns, the Fund may receive stock, real estate, or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed by the board of trustees without the approval of shareholders.

FUNDAMENTAL INVESTMENT POLICIES

The Fund's investment goal is to seek a high level of current income, while providing lower volatility of principal than a fund that invests in fixed-rate securities.

The Fund may not:

1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of total asset value. The Fund also will not purchase additional investment securities while borrowings in excess of 5% of total assets are outstanding.

2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.

3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in the registration statement as amended, and except that securities of the Fund may be loaned to securities dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the Fund's total assets at the time of the most recent loan. The entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons, except insofar as the Fund may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

5. Invest more than 5% of the value of the gross assets of the Fund in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.

6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.

7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer if, to the knowledge of the Fund, one or more of its officers, trustees or investment advisor own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development programs.

11. Invest in companies for the purpose of exercising control or management.

12. Purchase securities of other investment companies, except to the extent permitted by the 1940 Act. To the extent permitted by exemptions which may be granted under the 1940 Act, the Fund may invest in shares of one or more money market funds managed by Franklin Advisers, Inc. or its affiliates.

13. Issue senior securities, as defined in the 1940 Act, except that this restriction will not prevent the Fund from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.

NON-FUNDAMENTAL INVESTMENT POLICIES

1. Under normal market conditions, the Fund invests at least 80% of its net assets in "adjustable-rate U.S. government mortgage securities." Shareholders will be given 60 days' advance notice of any change to this 80% policy. "Adjustable-rate U.S. government mortgage securities" include adjustable-rate mortgage securities (ARMS) and other mortgage securities with interest rates that adjust periodically to reflect prevailing market interest rates, which are issued or guaranteed by the U.S. government, its agencies or instrumentalities.

2. The Fund may invest up to 20% of its total assets in (a) fixed-rate notes, bonds, and discount notes of the Federal Home Loan Banks, Fannie Mae, Government National Mortgage Association, Freddie Mac, and Small Business Administration;
(b) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations and by obligations guaranteed by U.S. governmental agencies; (c) collateralized mortgage obligations (CMOs) and real estate mortgage investment conduits (REMICs); and (d) time and savings deposits (including CDs) in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation, although time deposits will not exceed 10% of its total assets.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

In trying to achieve its investment goals, the Fund may invest (unless otherwise indicated) in the following types of securities or engage in the following types of transactions, and can be subject to the types of risks described below:

BORROWING The Fund may not borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of the Fund's total asset value.

DEBT SECURITIES represent an obligation of the issuer to repay a loan of money to it and generally provide for the payment of interest. These include bonds, notes, debentures, commercial paper, time deposits and bankers' acceptances. A debt security typically has a fixed payment schedule which obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes, debentures and commercial paper differ in the length of the issuer's payment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest.

The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in the Fund's net asset value.

DERIVATIVE SECURITIES

Some types of investments discussed in the registration statement may be considered "derivative securities." Derivatives are broadly defined as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset. To the extent indicated, the Fund may invest in CMOs, REMICs, multi-class pass-throughs, stripped mortgage securities, other asset-backed securities, structured notes and uncovered mortgage dollar rolls. Some, all or the component parts of these instruments may be considered derivatives.

Derivative securities may be used to help manage risks relating to interest rates and other market factors, to increase liquidity, and/or to invest in a particular instrument in a more efficient or less expensive way.

ILLIQUID INVESTMENTS The Fund's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the normal course of business at approximately the amount at which the Fund has valued the securities and include, among other things, repurchase agreements of more than seven days' duration and other securities which are not readily marketable.

LOANS OF PORTFOLIO SECURITIES To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 10% of the value of the Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

MORTGAGE SECURITIES The Fund may invest in fixed and adjustable rate mortgage-backed securities issued or guaranteed by the Government National Mortgage Association (Ginnie Mae), Fannie Mae and Freddie Mac. The Fund may also invest in certain debt obligations that are collateralized by mortgage loans or mortgage pass-through securities known as CMOs, which are derivative multi-class mortgage securities, and in mortgage dollar rolls. Mortgage-backed securities represent an ownership interest in a pool of mortgage loans originated by mortgage bankers, commercial banks, savings and loan associations, savings banks and credit unions to finance purchases of homes, commercial buildings or other real estate. The individual mortgage loans are packaged or "pooled" together for sale to investors. These mortgage loans may have either fixed or adjustable interest rates. As the underlying mortgage loans are paid off, investors receive principal and interest payments. The primary issuers or guarantors of these securities are Ginnie Mae, Fannie Mae and Freddie Mac.

Ginnie Mae guarantees the principal and interest on Ginnie Mae securities and this guarantee is backed by the full faith and credit of the U.S. government. Ginnie Mae may borrow U.S. Treasury funds to the extent needed to make payments under its guarantee. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage-backed securities nor do they extend to the value of the Fund's shares which will fluctuate daily with market conditions.

Mortgage-backed securities from Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. Fannie Mae and Freddie Mac mortgage securities are backed by the credit of the respective instrumentality. However, the Secretary of the Treasury has the authority to support Fannie Mae and Freddie Mac by purchasing limited amounts of their respective obligations. Fannie Mae guarantees full and timely payment of all interest and principal, and Freddie Mac guarantees timely payment of interest and the ultimate collection of principal. There is no guarantee that the government would support government agency securities and, accordingly, they may involve a risk of non-payment of principal and interest. Nonetheless, because Fannie Mae and Freddie Mac are instrumentalities of the U.S. government, these securities are generally considered to be high quality investments having minimal credit risks. The yields on these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk.


The mortgage securities in which the Fund invests differ from conventional bonds in that most mortgage-backed securities are pass-through securities, which means that they provide investors with monthly payments consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (less Ginnie Mae's, Freddie Mac's or Fannie Mae's fees and any applicable loan servicing fees). As a result, the holder of the mortgage securities (i.e., the Fund) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, pass-through mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates. In general, fixed-rate mortgage securities have greater exposure to this "prepayment risk."


The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. While having less risk of a decline in value during periods of rapidly rising rates, mortgage securities may also have less potential for capital appreciation than other debt securities of comparable maturities as interest rates decline, due to the increased likelihood of mortgage prepayments. An unexpected rise in interest rates could extend the average life of a mortgage security because of a lower than expected level of prepayments, potentially reducing the security's value and increasing its volatility. Coupon rates of adjustable rate mortgage securities tend to move with market interest rates, and thus their values fluctuate to a lesser degree than fixed income mortgage securities. To the extent market interest rates increase beyond applicable caps or maximum rates on ARMS or beyond the coupon rates of fixed-rate mortgage securities, the market value of the mortgage security would likely decline to the same extent as a conventional fixed-rate security. In view of these factors, the ability of the Fund to obtain a high level of total return may be limited under varying market conditions.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will be taxable as ordinary income.

ADJUSTABLE RATE MORTGAGE SECURITIES (ARMS). ARMS, like traditional fixed income mortgage securities, are interests in pools of mortgage loans and are issued or guaranteed by a federal agency or by private issuers. Unlike traditional mortgage securities, the mortgage loans underlying ARMS carry adjustable interest rates that are reset periodically. The interest rates paid on the ARMS in which the Fund may invest are generally readjusted at intervals of one year or less, although ARMS with longer resets such as three, five, seven and ten years are also permissible investments for the Fund.

In a changing interest rate environment, this reset feature acts as a buffer to reduce sharp changes in the ARMS' value in response to normal interest rate fluctuations. However, the time interval between each interest reset causes the yield on the ARMS to lag behind changes in the market interest rate. As interest rates are reset on the underlying mortgages, the yields of the ARMS gradually re-align themselves to reflect changes in market rates so that their market values remain relatively stable compared to fixed-rate mortgage securities.

As a result, ARMS also have less risk of a decline in value during periods of rising rates than if the Fund invested in more traditional long-term, fixed-rate securities. When interest rates decline, ARMS, like other mortgage securities, may have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages.

During periods of rising interest rates, this reset lag may result in a lower net asset value until the interest rate resets to market rates. Thus, you could suffer some principal loss if you sell your shares before the interest rates on the underlying mortgages reset to market rates. If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund generally will be able to reinvest these amounts in securities with a higher current rate of return. However, the Fund will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or cap rates) for a particular mortgage security.

During periods of declining interest rates, the interest rates on the underlying mortgages may reset downward with a similar lag, resulting in lower yields to the Fund. As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities. As with other mortgage-backed securities, declining interest rates may result in accelerated prepayments of mortgages, and the Fund may have to reinvest the proceeds from the prepayments at the lower prevailing rates.

In periods of more extreme fluctuation in interest rates, the resulting fluctuation in the value of the ARMS may affect the Fund's net asset value. Also, the Fund's net asset value could vary to the extent that current yields on mortgage-backed securities are different from market yields during interim periods between coupon reset dates.

For certain types of ARMS, the rate of amortization of principal, as well as interest payments on the underlying mortgages that collateralize the ARMS, change in accordance with movements in a pre-specified, published interest rate index. There are several categories of indices, including those based on U.S. Treasury securities, those derived from a calculated measure, such as a cost of funds index, or a moving average of mortgage rates and actual market rates. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period.

Caps and floors limit the maximum amount by which the loan rate to the residential borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization, which can extend the average life of the mortgage securities. Since most ARMs in the Fund's portfolio will generally have annual reset limits or caps of 100 to 200 basis points, fluctuations in interest rates above these levels could cause the mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS (REMICS). The Fund may invest in CMOs or REMICS issued and guaranteed by U.S. government agencies or instrumentalities.

CMOs and REMICs may be issued by governmental or government-related entities or by private entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers and are secured by pools of mortgages backed by residential or various types of commercial properties. Privately issued CMOs and REMICs include obligations issued by private entities that are collateralized by (a) mortgage securities issued by Freddie Mac, Fannie Mae or Ginnie Mae, (b) pools of mortgages that are guaranteed by an agency or instrumentality of the U.S. government, or (c) pools of mortgages that are not guaranteed by an agency or instrumentality of the U.S. government and that may or may not be guaranteed by the private issuer.

The Fund may only invest in CMOs or REMICS issued and guaranteed by U.S. government agencies or instrumentalities. The Fund will not invest in privately issued CMOs and REMICs except to the extent that it invests in the securities of entities that are instrumentalities of the U.S. government. Unless the context indicates otherwise, the discussion of CMOs below may also apply to REMICs.

A CMO is a mortgage-backed security that separates mortgage pools into short-, medium-, and long-term components. Each component pays a fixed rate of interest at regular intervals. These components enable an investor to predict more accurately the pace at which principal is returned. The Fund may buy CMOs that are:

(1) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

(2) collateralized by pools of mortgages in which payment of principal and interest are guaranteed by the issuer and the guarantee is collateralized by U.S. government securities; or

(3) securities in which the proceeds of the issuance are invested in mortgage securities, and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

CMOs are issued in multiple classes. Each class, often referred to as a "tranche," is issued at a specified coupon rate or adjustable rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying CMOs may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semiannual basis. The principal and interest on the mortgages underlying CMOs may be allocated among the several classes in many ways. In a common structure, payments of principal on the underlying mortgages, including any principal prepayments, are applied to the classes of a series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class until all other classes having an earlier stated maturity or final distribution date have been paid in full.

One or more tranches of a CMO may have coupon rates that reset periodically at a specified increment over an index, such as LIBOR. These adjustable rate tranches, known as "floating-rate CMOs," will be treated as ARMS by the Fund. Floating-rate CMOs may be backed by fixed- or adjustable-rate mortgages. To date, fixed-rate mortgages have been more commonly used for this purpose. Floating-rate CMOs are typically issued with lifetime "caps" on the coupon rate. These caps, similar to the caps on ARMS, represent a ceiling beyond which the coupon rate may not be increased, regardless of increases in the underlying interest rate index.

Timely payment of interest and principal (but not the market value and yield) of some of these pools is supported by various forms of insurance or guarantees issued by private issuers, those who pool the mortgage assets and, in some cases, by U.S. government agencies. Prepayments of the mortgages underlying a CMO, which usually increase when interest rates decrease, will generally reduce the life of the mortgage pool, thus impacting the CMO's yield. Under these circumstances, the reinvestment of prepayments will generally be at a rate lower than the rate applicable to the original CMO.


Some of the CMOs in which the Fund may invest may have less liquidity than other types of mortgage securities. As a result, it may be difficult or impossible to sell the securities at an advantageous price or time under certain circumstances.


REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. As with CMOs, the mortgages that collateralize the REMICs in which the Fund may invest include mortgages backed by Ginnie Maes or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities or issued by private entities, which are not guaranteed by any government agency or instrumentality.

CAPS AND FLOORS. The underlying mortgages that collateralize ARMS and CMOs will frequently have caps and floors that limit the maximum amount by which the loan rate to the borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

RESETS. The interest rates paid on ARMS and CMOs generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index, although some securities in which the Fund may invest may have intervals as long as five years. There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates. Some indices, such as the one-year constant-maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds, tend to lag behind changes in market interest rate levels and tend to be somewhat less volatile.


MORTGAGE DOLLAR ROLLS. In a mortgage dollar roll, the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon, and maturity) securities on a specified future date. During the period between the sale and repurchase (the "roll period"), the Fund forgoes principal and interest paid on the mortgage-backed securities. The Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop"), as well as by the interest earned on the cash proceeds of the initial sale.

For each mortgage dollar roll transaction, the Fund will cover the roll by segregating on its books an offsetting cash position or a position of liquid securities of equivalent value. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the mortgage dollar roll contract price.

Successful use of mortgage dollar rolls depends on the manager's ability to predict correctly interest rates and mortgage prepayments. The Fund could suffer a loss if the contracting party fails to perform the future transaction and the Fund is therefore unable to buy back the mortgage-backed securities it initially sold. The Fund also takes the risk that the mortgage-backed securities that it repurchases at a later date will have less favorable market characteristics than the securities originally sold (e.g., greater prepayment risk).

The Fund intends to enter into mortgage dollar rolls only with high quality government securities dealers and member banks of the Federal Reserve System as approved by the Fund's board of trustees. Although mortgage dollar rolls add leverage to the Fund's portfolio, the Fund does not consider the purchase and/or sale of a covered mortgage dollar roll to be a borrowing for purposes of the Fund's fundamental restrictions.


REPURCHASE AGREEMENTS The Fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

TEMPORARY INVESTMENTS When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets or the securities in which the Fund normally invests, or the economy.

Temporary defensive investments generally may include U.S. government securities (including Treasury bills), commercial paper, short-term bank obligations such as CDs of banks having total assets in excess of $5 billion, bankers' acceptances, and repurchase agreements. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

U.S. GOVERNMENT SECURITIES The Fund may invest without limit in obligations of the U.S. government or of corporations chartered by Congress as federal government instrumentalities. The Fund may buy securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, such as those issued by the Government National Mortgage Association (Ginnie Mae). Ginnie Mae guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances, however, can be given that the U.S. government will provide financial support to the obligations of other U.S. government agencies or instrumentalities in which the Fund may invest. Securities issued by these agencies and instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to buy certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

Several of the Franklin Templeton funds, including the Fund, are major buyers of government securities. The manager will seek to negotiate attractive prices for government securities and pass on any savings from these negotiations to shareholders in the form of higher current yields.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS The Fund may buy U.S. government obligations and other securities on a "when-issued" or "delayed-delivery" basis. These transactions are arrangements under which the Fund buys securities with payment and delivery scheduled for a future time, generally within 30 to 60 days. Purchases of securities on a when-issued or delayed-delivery basis are subject to market fluctuation and the risk that the value or yield at delivery may be more or less than the purchase price or the yield available when the transaction was entered into. Although the Fund will generally buy securities on a when-issued basis with the intention of acquiring the securities, it may sell the securities before the settlement date if the Fund deems it to be advisable. When the Fund is the buyer, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of its purchase commitments until payment is made. To the extent the Fund engages in when-issued and delayed-delivery transactions, it does so only for the purpose of acquiring portfolio securities consistent with its investment goal and policies and not for the purpose of investment leverage. In when-issued and delayed-delivery transactions, the Fund relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed-delivery basis generally do not earn interest until their scheduled delivery date. The Fund is not subject to any percentage limit on the amount of its assets that may be invested in when-issued purchase obligations. Entering into a when issued or delayed delivery transaction is a form of leverage that may affect changes in net asset value to a greater extent.

13. MANAGEMENT OF THE REGISTRANT

     (A) BOARD OF TRUSTEES


The Trust has a board of trustees. Each trustee will serve until that person's successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Fund's day-to-day operations.


     (B) MANAGEMENT INFORMATION

The name, age and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.


INDEPENDENT BOARD MEMBERS
-----------------------------------------------------------------
                                     NUMBER
                                       OF
                                     PORTFOLIOS
  NAME, AGE                          IN FUND
 AND ADDRESS               LENGTH    COMPLEX         OTHER
                           OF TIME   OVERSEEN    DIRECTORSHIPS
                POSITION    SERVED   BY BOARD        HELD
                                      MEMBER*
-----------------------------------------------------------------
Frank H.         Trustee     Since     113            None
Abbott, III                  1991
(82)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Abbott Corporation (an investment
company).
-----------------------------------------------------------------
Harris J.        Trustee     Since     142       Director, Bar-S
Ashton (71)                   1991                Foods (meat
One Franklin                                     packing company).
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
-----------------------------------------------------------------
S. Joseph        Trustee     Since     143             None
Fortunato                    1991
(71)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Attorney; and FORMERLY, member of the law firm of Pitney,
Hardin, Kipp & Szuch.
-----------------------------------------------------------------
Edith E.         Trustee      Since     96        Director,
Holiday (52)                  2003                Amerada Hess
One Franklin                                      Corporation
Parkway                                          (exploration and
San Mateo,                                        refining of oil
CA 94403-1906                                       and gas);
                                                    Beverly
                                                   Enterprises,
                                                   Inc. (health
                                                   care); H.J.
                                                  Heinz Company
                                                 (processed foods
                                                   and allied
                                                  products); RTI
                                                  International
                                                   Metals, Inc.
                                                 (manufacture and
                                                  distribution of
                                                   titanium); and
                                                     Canadian
                                                  National Railway
                                                    (railroad).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Director or Trustee of various companies and trusts; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
-----------------------------------------------------------------
Frank W.T.       Trustee      Since      115       Director, The
LaHaye (74)                    1991                California
One Franklin                                      Center for Land
Parkway                                             Recycling
San Mateo,                                        (redevelopment).
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and
formerly, Chairman, Peregrine Venture Management Company
(venture capital).
-----------------------------------------------------------------
Gordon S.        Trustee      Since       142       Director, White
Macklin (75)                   1992                   Mountains
One Franklin                                       Insurance Group,
Parkway                                            Ltd. (holding
San Mateo,                                         company); Martek
CA 94403-1906                                        Biosciences
                                                     Corporation;
                                                    MedImmune, Inc.
                                                   (biotechnology);
                                                        and
                                                     Overstock.com
                                                       (Internet
                                                     services); and
                                                     FORMERLY,
                                                    Director, MCI
                                                    Communication
                                                    Corporation
                                                   (subsequently
                                                   known as MCI
                                                   WorldCom, Inc.
                                                    and WorldCom,
                                                       Inc.)
                                                  (communications
                                                     services)
                                                   (1988-2002) and
                                                    Spacehab, Inc.
                                                      (aerospace
                                                       services)
                                                    (1994-2003).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Deputy Chairman, White Mountains Insurance Group, Ltd. (holding company); and FORMERLY, Chairman, White River Corporation
(financial services) (1993-1998) and Hambrecht & Quist Group
(investment banking) (1987-1992); and President, National
Association of Securities Dealers, Inc. (1970-1987).
-----------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS
-----------------------------------------------------------------
  NAME, AGE       POSITION    LENGTH     NUMBER          OTHER
AND ADDRESS                  OF TIME      OF         DIRESCTOSHIPS
                              SERVED   PORTFOLIOS       HELD
                                        IN FUND
                                        COMPLEX
                                        OVERSEEN
                                        BY BOARD
                                        MEMBER*
-----------------------------------------------------------------
**Charles B.    Trustee and    Trustee      142           None
Johnson (71)     Chairman of   since
One Franklin     the Board    1991 and
Parkway                       Chairman
San Mateo,                     of the
CA 94403-1906                   Board
                                since
                                1993

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President, Franklin Templeton Distributors, Inc.; Director, Fiduciary Trust Company International; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------
**Rupert H.     Trustee,      Trustee        125         None
Johnson, Jr.    President     since
(63)            and Chief    1991 and
One Franklin    Executive    President
Parkway          Officer-       and
San Mateo,      Investment    Chief
CA 94403-1906   Management   Executive
                           Officer-Investment
                              Management
                              since
                              2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin Templeton Distributors, Inc.; Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
**William J.     Trustee       Trustee        18         None
Lippman (79)                   since
One Parker                     1993
Plaza, 9th
Floor
Fort Lee, NJ
07024

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Private Client Group, Inc.; President, Franklin Advisory Services, LLC.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of seven of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Harmon E.        Vice         Since          Not          None
Burns (59)      President      1991      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President,
Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------
Martin L.        Vice         Since         Not            None
Flanagan (43)   President      1995      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Co-President and Chief Executive Officer, Franklin Resources, Inc.; Senior Vice President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President and Chief Operating Officer, Templeton Investment Counsel, LLC; President and Director, Franklin Advisers, Inc.; Executive Vice President, Franklin Investment Advisory Services, Inc. and Franklin Templeton Investor Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman, Franklin Templeton Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Jimmy D.        Senior Vice   Since        Not              None
Gambill (56)    President     2002       Applicable
500 East        and Chief
Broward         Executive
Blvd.         Officer-Finance
Suite 2100          and
Fort          Administration
Lauderdale,
FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of 51 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
David P.          Vice         Since         Not              None
Goss (56)        President      2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Resources, Inc.; officer and director of one of the subsidiaries of Franklin Resources, Inc.; officer of 51 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Director, Property Resources Equity Trust (until
1999) and Franklin Select Realty Trust (until 2000).
-----------------------------------------------------------------
Barbara J.        Vice         Since         Not              None
Green (56)      President      2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Deputy General Counsel and Secretary, Franklin Resources, Inc.; Secretary and Senior Vice President, Templeton Worldwide, Inc.; Secretary, Franklin Advisers, Inc., Franklin Advisory Services, LLC, Franklin Investment Advisory Services, Inc., Franklin Mutual Advisers, LLC, Franklin Templeton Alternative Strategies, Inc., Franklin Templeton Investor Services, LLC, Franklin Templeton Services, LLC, Franklin Templeton Distributors, Inc., Templeton Investment Counsel,
LLC, and Templeton/Franklin Investment Services, Inc.; and officer of some of the other subsidiaries of Franklin
Resources, Inc. and of 51 of the investment companies in
Franklin Templeton Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and
Senior Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and
Exchange Commission (1986-1995); Attorney, Rogers & Wells
(until 1986); and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).
-----------------------------------------------------------------
Diomedes         Treasurer    Since       Not           None
Loo-Tam (65)     and Chief    March 2004  Applicable
One Franklin     Financial
Parkway          Officer
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Officer of 51 of the investment companies in Franklin Templeton Investments; and consultant, MyVest Corporation (software development company and investment advisory services); and FORMERLY Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2002-2003); Treasurer/Controller of most of the investment companies in Franklin Templeton Investments (1985-2000); and Senior Vice President, Franklin Templeton Services, LLC (1997-2000).
-----------------------------------------------------------------
Michael O.       Vice         Since         Not       Director, FTI
Magdol (66)    President -     2002      Applicable   Banque, Arch
600 Fifth        AML                                  Chemicals, Inc.
Avenue         Compliance                              and Lingnan
Rockefeller                                            Foundation.
Center
New York, NY
10048-0772

PRINCIPAL OCCUPATION DURING PAST 5 YEARS: Vice Chairman, Chief Banking Officer and Director, Fiduciary Trust Company International; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 48 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Murray L.        Vice         Since          Not             None
Simpson (66)   President       2000      Applicable
One Franklin     and
Parkway        Secretary
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and General Counsel, Franklin Resources, Inc.; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chief Executive Officer and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until 2000); and Director, Templeton Asset Management Ltd. (until 1999).

-----------------------------------------------------------------

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment adviser or affiliated investment advisers.


**Charles B. Johnson and Rupert H. Johnson, Jr. are considered to be interested persons of the Trust under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc., which is the parent company of the Trust's adviser and distributor. William J. Lippman is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer of some of the subsidiaries of Franklin Resources, Inc.


Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers.


The Trust pays noninterested board members $360 per month plus $355 per meeting attended. Board members who serve on the Audit Committee of the Trust and other funds in Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not separately compensated for any committee meeting held on the day of a board meeting. Noninterested board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested board members by the Trust and by Franklin Templeton Investments.

                                       TOTAL FEES       NUMBER OF
                         TOTAL       RECEIVED FROM      BOARDS IN
                         FEES           FRANKLIN        FRANKLIN
                        RECEIVED      TEMPLETON        TEMPLETON
                        FROM THE     INVESTMENTS/2    INVESTMENTS ON
 NAME                    TRUST/1         ($)           WHICH EACH
                           ($)                           SERVES/3
 --------------------------------------------------------------------
 Frank H. Abbott, III      2,831        179,599            29
 Harris J. Ashton          2,901        369,700            46
 S. Joseph Fortunato       2,724        369,700            47
 Edith E. Holiday          2,367        297,707            29
 Frank W.T. LaHaye         2,676        174,322            29
 Gordon S. Macklin         2,756        369,700            46

1. For the fiscal year ended October 31, 2003.
2. For the calendar year ended December 31, 2003.

3. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.


Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources). may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.


The following tables provide the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2003.

INDEPENDENT BOARD MEMBERS
-----------------------------------------------------------------
                                         AGGREGATE DOLLAR RANGE
                                          OF EQUITY SECURITIES
                     DOLLAR RANGE OF      IN ALL FUNDS OVERSEEN
                   EQUITY SECURITIES IN   BY THE TRUSTEE IN THE
NAME OF TRUSTEE          THE FUND          FRANKLIN TEMPLETON
                                              FUND COMPLEX
-----------------------------------------------------------------
Frank H. Abbott, III      None                   Over $100,000
----------------------------------------------------------------
Harris J. Ashton          None                   Over $100,000
----------------------------------------------------------------
S. Joseph Fortunato       None                   Over $100,000
----------------------------------------------------------------
Edith E. Holiday          None                   Over $100,000
----------------------------------------------------------------
Frank W.T. LaHaye         None                   Over $100,000
----------------------------------------------------------------
Gordon S. Macklin         None                   Over $100,000
----------------------------------------------------------------


INTERESTED BOARD MEMBERS
-----------------------------------------------------------------
                                         AGGREGATE DOLLAR RANGE
                                          OF EQUITY SECURITIES
                     DOLLAR RANGE OF      IN ALL FUNDS OVERSEEN
                   EQUITY SECURITIES IN   BY THE TRUSTEE IN THE
NAME OF TRUSTEE          THE FUND          FRANKLIN TEMPLETON
                                              FUND COMPLEX
-----------------------------------------------------------------
Charles B. Johnson         None                   Over $100,000
-----------------------------------------------------------------
Rupert H. Johnson, Jr.     None                   Over $100,000
-----------------------------------------------------------------
William J. Lippman         None                   Over $100,000
-----------------------------------------------------------------


BOARD COMMITTEES The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such auditors to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott III, Edith E. Holiday and Frank W.T. LaHaye. The Nominating Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Harris J. Ashton, S. Joseph Fortunato, Edith E. Holiday, Frank W.T. LaHaye and Gordon
S. Macklin.


The Trust's Nominating Committee sets trustees' fees and is responsible for the nomination of trustees to the board. When vacancies arise or elections are held, the Committee considers qualified nominees, including those recommended by shareholders who provide a written request to the board, care of the Trust's address at:

P.O. Box 997151 Sacramento, CA 95899-9983


During the fiscal year ending October 31, 2003, the Audit Committee met six times; the Nominating Committee met once.

PROXY VOTING POLICIES AND PROCEDURES The board of trustees of the Trust has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund's manager Franklin Advisers, Inc. in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the manager.


The manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc. All proxies received by the Proxy Group will be voted based upon the manager's instructions and/or policies.

To assist it in analyzing proxies, the manager subscribes to Institutional Shareholder Services (ISS), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services. In addition, the manager subscribes to Glass Lewis & Co., LLC (Glass Lewis), an unaffiliated third party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although ISS' and/or Glass Lewis' analyses are thoroughly reviewed and considered in making a final voting decision, the manager does not consider recommendations from ISS, Glass Lewis or any other third party to be determinative of the manager's ultimate decision. The manager votes proxies solely in the interests of the Fund and its shareholders. As a matter of policy, the officers, trustees and employees of the Fund, the manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders. All conflicts are resolved in the interests of the manager's clients. In situations where the manager perceives a material conflict of interest, the manager may: disclose the conflict to the Fund's board of trustees; defer to the voting recommendation of the Fund's board of trustees, ISS, Glass Lewis or those of another independent third party provider of proxy services; or take such other action in good faith (in consultation with counsel) which would protect the interests of the Fund and its shareholders.

The recommendation of management on any issue is a factor which the manager considers in determining how proxies should be voted, but is not determinative of the manager's ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and the manager will not support the position of the company's management in any situation where it deems that the ratification of management's position would adversely affect the investment merits of owning that company's shares.

MANAGER'S PROXY VOTING POLICIES AND PRINCIPLES The manager has adopted general proxy voting guidelines, which are summarized below. These guidelines are not an exhaustive list of all the issues that may arise and the manager cannot anticipate all future situations. In all cases, each proxy will be considered based on the relevant facts and circumstances.

BOARD OF DIRECTORS. The manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. The manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. The manager may withhold votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, the manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company's corporate governance guidelines or provisions and performance.

MANAGEMENT & DIRECTOR COMPENSATION. A company's equity-based compensation plan should be in alignment with its shareholders' long-term interests. The manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans. The manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment "evergreen" feature. The manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the manager will generally oppose "golden parachutes" that are considered to be excessive. The manager will normally support proposals that require a percentage of directors' compensation to be in the form of common stock, as they align their interests with those of shareholders. The manager will review on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans.

ANTI-TAKEOVER MECHANISMS AND RELATED ISSUES. The manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. On occasion, the manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders' interests. The manager generally supports proposals that require shareholder rights' plans ("poison pills") to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support. The manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. The manager generally opposes any supermajority voting requirements as well as the payment of "greenmail." The manager generally supports "fair price" provisions and confidential voting.

CHANGES TO CAPITAL STRUCTURE. The manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase and proposals seeking preemptive rights. The manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.

MERGERS AND CORPORATE RESTRUCTURING. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether each will be beneficial to shareholders. The manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring and reincorporation proposals are also subject to a thorough examination on a case-by-case basis.

SOCIAL AND CORPORATE POLICY ISSUES. The manager will generally give management discretion with regard to social, environmental and ethical issues, although the manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.

GLOBAL CORPORATE GOVERNANCE. Many of the tenets discussed above are applied to proxy voting decisions for international companies. However, the manager must be more flexible in these instances and must be mindful of the varied market practices of each region.

The manager will attempt to process every proxy it receives for all domestic and foreign proxies. However, there may be situations in which the manager cannot process proxies, for example, where a meeting notice was received too late, or sell orders preclude the ability to vote. The manager may abstain from voting under certain circumstances or vote against items such as "Other Business" when the manager is not given adequate information from the company.

Shareholders may view the complete Policies on-line at WWW.FRANKLINTEMPLETON.COM. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at 1-954-847-2268 or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Copies of the Fund's proxy voting records will also be made available on-line at WWW.FRANKLINTEMPLETON.COM and posted on the SEC website at WWW.SEC.GOV no later than August 31, 2004 and will reflect the twelve-month period beginning July 1, 2003, and ending June 30, 2004.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of February 2, 2004, the Franklin Adjustable U.S. Government Securities Fund, a series of the Franklin Investors Securities Trust (FIST), owned of record and beneficially 100% of the outstanding voting securities of the Fund. This series of FIST could be deemed to control the Fund or Trust, as that term is defined under the Investment Company Act of 1940 Act. FIST was organized as a Massachusetts business trust and is located at the address of the registrant set forth on the cover of this amendment to the registration statement.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of the Fund's outstanding shares.

(c) As of February 2, 2004, the officers and board members did not own of record or beneficially any shares of the Fund. The board members may own shares in other funds in Franklin Templeton Investments.


ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED The Fund's manager is Franklin Advisers, Inc. The manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.


The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

The Fund and its manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its manager will be governed by the code of ethics. The code of ethics is on file with, and available from the SEC.


The manager also provides certain administrative services and facilities for the Fund. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

During the past fiscal year, the board, including a majority of noninterested or independent trustees, approved renewal of the Fund's management agreement. In reaching this decision, the board took into account information furnished throughout the year at regular board meetings, as well as information specifically furnished for a board meeting held annually to specifically consider such renewal. Information furnished throughout the year included reports on the Fund's investment performance, expenses, portfolio composition and sales and redemptions, along with related financial statements, information about the scope and quality of services provided by the manager and its affiliates, as well as periodic reports relating to compliance with the Fund's investment policies and restrictions. The information furnished annually to the board also included special reports prepared by an independent third party analyst comparing the Fund's investment performance, and expenses with those of other mutual funds deemed comparable to the Fund as selected by the independent third party analyst as well as information relating to the manager's profitability.


In considering such materials, the independent board members received assistance and advice from and met separately with independent counsel. Based upon its review of such materials and information together with such other information as it deemed relevant, the board, including a majority of independent trustees, concluded that continuance of the management agreement was appropriate and in the best interest of Fund shareholders. In reaching this decision, the board took into account a combination of factors, including the following:

o PERFORMANCE. Performance of the Fund was considered in reference to the universe of adjustable-rate mortgage funds as selected by the independent third party analyst. In evaluating performance, attention was given to both the short term and long term performance of the Fund in comparison with such funds, in comparison to those particular indices relevant to such funds, and to the Fund's compliance with its specific investment goals and investment restrictions.


o EXPENSES. In considering the reasonableness of expenses, consideration was given to the advisory fee level and breakpoints charged the Fund in relation to those within the relevant peer group of adjustable rate mortgage funds, U.S. mortgage funds and Ginnie Mae funds, as selected by the independent third party analyst. Emphasis is placed on the Fund's overall comparative expense ratio within such peer group in view of the various other functions, such as underwriting, transfer agency and shareholder servicing provided the Fund under separate agreements with the manager and its affiliates, and the manager's management of custodian relationships.

o QUALITY OF SERVICES. In considering the scope and quality of investment management services, consideration was given to the manager's continuing need to attract and retain qualified investment management staff, the portfolio research and management process, and the record of compliance with Fund investment policies and restrictions, as well as the code of ethics which governs personal securities trading by Fund management. Consideration was also given to the scope and quality of the various other functions, such as transfer agency and shareholder servicing provided the Fund under separate agreements with the manager and its affiliates. In performing this evaluation, the board considers factors such as the level of expenditures in and improvements and enhancements of services provided, as well as data and reports evidencing or measuring the various levels of services provided. In addition to third party data and reports, the trustees, all of whom have significant investments in one or more of the Franklin Templeton family of funds, check on and informally report from time to time on the level of service personally experienced by them as shareholders. The board also considered the benefit to Fund shareholders of investing in a fund that is part of a large family of funds offering a variety of investment choices and shareholder services.


o MANAGER'S PROFITABILITY. The trustees considered the manager's level of profitability in providing management and other services to the Franklin Templeton funds, including the Fund. In doing so, the trustees considered materials and reports prepared annually by the manager that address profitability from its overall U.S. fund business, as well as from services provided to the individual funds, including the Fund. The board reviews and discusses in detail the basis on which such reports are prepared and reviews the reasonableness of the cost allocation methodology utilized by the Fund's independent auditors. The board also considers the extent to which the manager may potentially achieve economies of scale and possibly derive other ancillary benefits from Fund operations, including the allocation of Fund brokerage and the use of "soft" commission dollars to pay for research and other similar services. The trustees also considered the manager's profitability in comparison with available industry data.


MANAGEMENT FEES The Fund pays the manager a fee equal to an annual rate of:

o 40/100 of 1% of the value of its net assets up to and including $5 billion;
o 35/100 of 1% of the value of its net assets in excess of $5 billion up to and including $10 billion;
o 33/100 of 1% of the value of its net assets in excess of $10 billion up to and including $15 billion;
o  and 30/100 of 1% of net assets in excess of $15 billion.

The fee is computed at the close of business on the last business day of each month according to the terms of the management agreement.

For the last three fiscal years ended October 31, the Fund paid the following management fees:


     MANAGEMENT FEES PAID ($)
----------------------------------
2003                    2,541,570
2002                    1,474,401
2001                      909,779


SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at One Franklin Parkway, San Mateo, CA 94403-1906. Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-9983.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

CUSTODIAN Bank of New York, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the Fund's independent auditor. The auditor gives an opinion on the financial statements included in the Trust's Annual Report to Shareholders.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Fund's officers are satisfied that the best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments also may be considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

Because Franklin Templeton Distributors, Inc. (Distributors) is a member of the National Association of Securities Dealers, Inc., it may sometimes receive certain fees when the Fund tenders portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the Fund, any portfolio securities tendered by the Fund will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.


If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

During the fiscal years ended October 31, 2003, 2002 and 2001, the Fund did not pay any brokerage commissions.

As of October 31, 2003, the Fund did not own securities of its regular broker-dealers.


17. CAPITAL STOCK AND OTHER SECURITIES

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting also may be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value (NAV) per share is determined by dividing the net asset value of the fund by the number of shares outstanding.


The Fund calculates the NAV per share each business day at the close of trading on the New York Stock Exchange (NYSE) (normally 1:00 p.m. Pacific time). The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. If market quotations are readily available for portfolio securities listed on a securities exchange or on the Nasdaq National Market System, the Fund values those securities at the last quoted sale price of the day or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent quoted bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market as determined by the manager.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the board. With the approval of the board, the Fund may use a pricing service, bank or securities dealer to perform any of the above described functions.

REDEMPTIONS IN KIND The Trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash. The Fund does not intend to redeem illiquid securities in kind. If this happens, however, an investor may not be able to recover an investment in a timely manner.

ITEM 19. TAXATION OF THE FUND


DISTRIBUTIONS OF NET INVESTMENT INCOME. The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. If you are a taxable investor, any income dividends (other than qualified dividends) the Fund pays are taxable to you as ordinary income. A small portion of the income dividends paid to you may be qualified dividends eligible to be taxed at reduced rates.

DIVIDEND INCOME. Under the 2003 Tax Act, certain dividend income paid to you by a Fund will be subject to a maximum rate of tax of 15% for individuals (5% for individuals in the 10% and 15% federal rate brackets). In general, income dividends from dividends received by a Fund from domestic corporations and qualified foreign corporations will be permitted this favored federal tax treatment. Income dividends from interest earned by a Fund on debt securities and dividends received from unqualified foreign corporations will continue to be taxed at the higher ordinary income tax rates.

After the close of its fiscal year, each Fund will designate the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates. Because each Fund's principal investment goal is to earn a high level of current income, and each currently has a substantial percentage of its investment assets in debt securities, it is anticipated that the percentage of qualified dividend income for each Fund will be small.


DISTRIBUTIONS OF CAPITAL GAINS. The Fund may realize capital gains and losses on the sale of its portfolio securities. Distributions from net short-term capital gains are taxable to you as ordinary income. Distributions from net long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have owned your shares in the Fund. Any net capital gains realized by the Fund generally are distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

Capital gain dividends and any net long-term capital gains you realize from the sale of Fund shares are subject to a maximum rate of tax of 15% for individuals (5% for individuals in the 10% and 15% federal income tax brackets). For individuals in the 10% and 15% tax brackets, the rate for net long-term capital gains realized in calendar year 2008 is further reduced from 5% to 0%.

SUNSETTING OF PROVISIONS. The special provisions of the 2003 Tax Act dealing with reduced rates of taxation for qualified dividends and net long-term capital gains are scheduled to sunset on December 31, 2008, unless extended or made permanent before that date. If these rules do sunset, the prior rates of taxation of DIVIDENDS (as ordinary income) under the 2001 Tax Act will again apply for 2009 and 2010, and will then sunset and be replaced (unless these provisions are extended or made permanent) with income tax rates and provisions in effect prior to the effective date of the 2001 Tax Act. If the 2003 Tax Act changes do sunset in 2008, the rules on taxation of CAPITAL gains that were in effect prior to the 2003 Tax Act, including provisions for the taxation of five-year gains, will again be effective for 2009 and later years.


INFORMATION ON THE AMOUNT AND TAX CHARACTER OF DISTRIBUTIONS. The Fund will inform you of the amount of your income dividends and capital gain distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not owned your Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income, qualified dividends or capital gains, a percentage of income that may not be equal to the actual amount of each type of income earned during the period of your investment in the Fund. Distributions declared in December but paid in January are taxable to you as if paid in December.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY. The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as dividend income to the extent of the Fund's earnings and profits.


EXCISE TAX DISTRIBUTION REQUIREMENTS. To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

o 98% of its taxable ordinary income earned during the calendar year;
o 98% of its capital gain net income earned during the twelve month period ending October 31; and
o 100% of any undistributed amounts of these categories of income or gain from the prior year.

The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.


SALES OF FUND SHARES. Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you sell your Fund shares, or exchange them for shares of a different Franklin Templeton fund, the IRS requires you to report any gain or loss on your sale or exchange. If you owned your shares as a capital asset, any gain or loss that you realize is a capital gain or loss, and is long-term or short-term, depending on how long you owned your shares.


SALES AT A LOSS WITHIN SIX MONTHS OF PURCHASE. Any loss incurred on the sale or exchange of Fund shares owned for six months or less is treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

WASH SALES. All or a portion of any loss that you realize on the sale of your Fund shares is disallowed to the extent that you buy other shares in the Fund within 30 days before or after your sale. Any loss disallowed under these rules is added to your tax basis in the new shares.


BACKUP WITHHOLDING. By law, a Fund must withhold a portion of your taxable distributions and sales proceeds unless you:

o provide your correct social security or taxpayer identification number,
o certify that this number is correct,
o certify that you are not subject to backup withholding, and certify that you are a U.S. person (including a U.S. resident alien).

Each Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 28% of any distributions or proceeds paid.

U.S. GOVERNMENT SECURITIES. The income earned on certain U.S. government securities is exempt from state and local personal income taxes if earned directly by you. States also grant tax-free status to mutual fund dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by a fund. The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS. For corporate shareholders, a portion of the dividends paid by a fund may qualify for the dividends-received deduction. This deduction generally is available to corporations for dividends paid by a fund out of income earned on its investments in domestic corporations. Because the income of the Fund primarily is derived from investments earning interest rather than dividend income, generally none or only a small percentage of its income dividends will be eligible for the corporate dividends-received deduction.


INVESTMENT IN COMPLEX SECURITIES. The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. The Fund may also invest in mortgage-backed securities that are subject to prepayment risks that may affect the timing and amount of income earned by the Fund. In order to generate sufficient cash to make its distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to you by the Fund.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders, for the fiscal year ended October 31, 2003, are incorporated by reference.









               ADJUSTABLE RATE SECURITIES PORTFOLIOS

                             FORM N-1A

                           PART C - OTHER INFORMATION

ITEM 23. EXHIBITS.

The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted:

      (a)  Agreement and Declaration of Trust

           (i) Agreement and Declaration of Trust of Franklin Institutional U.S. Government ARM Fund dated February 12, 1991
                  Filing: Amendment No. 9 to the Registration Statement on Form N-1A
                  File No. 811-6242
                  Filing Date: February 27, 1996

          (ii) Certificate of Amendment of Agreement and Declaration of Trust of Adjustable Rate Securities Portfolios dated April 18, 1995
                  Filing: Amendment No. 13 to the Registration Statement on Form N-1A
                  File No. 811-6242
                  Filing Date:  February 29, 2000

         (iii) Certificate of Amendment of Agreement and Declaration of Trust of Adjustable Rate Securities Portfolios dated July 19, 2001
                  Filing: Amendment No. 15 to the Registration Statement on Form N-1A
                  File No. 811-6242
                  Filing Date: February 27, 2002

      (b)  By-Laws

           (i)    By-Laws of Franklin Institutional U.S. Government ARM Fund
                  Filing: Amendment No. 9 to the Registration Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 27, 1996

      (c)  Instruments Defining Rights of Security Holders

           Not Applicable

      (d)  Investment Advisor Contracts

           (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated June 3, 1991 Filing: Amendment No. 9 to the Registration Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

          (ii) Amendment dated August 1, 1995 to Management Agreement between Registrant and Franklin Advisers, Inc. dated June 3, 1991.
                 Filing: Amendment No. 10 to the Registration Statement on
                 Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1997

      (e)  Underwriting Contracts

           Not Applicable

      (f)  Bonus or Profit Sharing Contracts

           Not Applicable

      (g)  Custodian Agreements

           (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Amendment No. 9 to the Registration Statement on
                Form N-1A
                File No. 811-6242
                Filing Date:  February 27, 1996

           (ii) Amendment to Master Custody Agreement between Registrant and Bank of New York dated May 7, 1997
                Filing: Amendment No. 11 to the Registration Statement on Form N-1A
                File No.  811-6242
                Filing Date:  February 26, 1998

           (iii)Amendment dated February 27, 1998 in the Master
                Custody Agreement between the Registrant and Bank of New York dated February 16, 1996, revised September 16, 1999
                Filing:  Amendment No. 13 to the Registration Statement on
                Form N-1A
                File No.  811-6242
                Filing Date:  February 29, 2000

           (iv) Amendment dated September 2003, to Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

           (v) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Amendment No. 9 to the Registration Statement on
                Form N-1A
                File No.  811-6242
                Filing Date:  February 27, 1996

      (h)  Other Material Contracts

           Not Applicable.

      (i)  Legal Opinion

           (i)  Opinion and Consent of Counsel dated February 5, 1999
                Filing: Amendment No. 13 to the Registration Statement on Form N-1A
                File No.  811-6242
                Filing Date:  February 26, 1999

      (j)  Other Opinions

           Not Applicable

      (k)  Omitted Financial Statements

           Not Applicable

      (l)  Initial Capital Agreements

           Not Applicable

      (m)  Rule 12b-1 Plan

           Not Applicable

      (p)  Code of Ethics

           (i) Code of Ethics dated May 2003

      (q)  Power of Attorney

           (i) Power of Attorney dated November 12, 2002


ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
           REGISTRANT

           None

ITEM 25   INDEMNIFICATION

Reference is made to Article VI of the Registrant's By-Laws (Exhibit 2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to
Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 26   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

The officers and directors of Franklin Advisers, Inc. (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292) incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable



ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund or its shareholder services agent, Franklin Templeton Investor Services LLC, both of whose address is One Franklin Parkway, San Mateo, CA 94403-1906.


ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable

                             SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, and the State of California, on the 26th day of February 2004.


                          ADJUSTABLE RATE SECURITIES PORTFOLIOS


                                By:/s/David P. Goss
                                      Vice President

               ADJUSTABLE RATE SECURITIES PORTFOLIOS
                      REGISTRATION STATEMENT
                           EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION                                 LOCATION

EX-99.(a)(i)       Agreement and Declaration of Trust of           *
                   Franklin Institutional U.S. Government
                   ARM Fund dated February 12, 1991

EX-99.(a)(ii)      Certificate of Amendment of Agreement and       *
                   Declaration of Trust of Adjustable Rate
                   Securities Portfolios dated April 18, 1995


EX-99.(a)(iii)     Certificate of Amendment of Agreement and       *
                   Declaration of Trust of Adjustable Rate
                   Securities Portfolios dated July 19, 2001

EX-99.(b)(i)       By-Laws of Franklin Institutional U.S.          *
                   Government ARM Fund

EX-99.(d)(i)       Management Agreement between Registrant         *
                   and Franklin Advisers, Inc. dated
                   June 3, 1991

EX-99.(d)(ii)      Amendment dated August 1, 1995 to               *
                   Management Agreement between Registrant
                   and Franklin Advisers, Inc. dated
                   June 3, 1991

EX-99.(g)(i)       Mater Custody Agreement between                 *
                   Registrant and Bank of New York
                   dated February 16, 1996

EX-99.(g)(ii)      Amendment of Master Custody Agreement           *
                   between Registrant and Bank of New York
                   dated May 7, 1997

EX-99.(g)(iii)     Amendment dated February 27, 1998 to            *
                   Exhibit A in the Master Custody Agreement between the Registrant and Bank of New York dated February 16, 1996, revised
                   September 16, 1999

EX-99.(g)(iv)      Amendment dated September 1 2003, to            Attached
                   Exhibit A of Attached the Master Custody
                   Agreement between the Registrant and Bank of New York dated February 16, 1996

Ex-99.(g)(v)       Terminal Link Agreement between                 *
                   Registrant and Bank of New York dated
                   February 16, 1996

EX-99.(i)(i)       Opinion and Consent of Counsel dated            *
                   February 5, 1999


EX-99.(p)(i)       Code of Ethics dated May 2003                   Attached


EX-99.(q)(i)       Power of Attorney dated November 12, 2002       Attached

*Incorporated by Reference